Exhibit 4.3

FORM OF AMENDMENT NUMBER TWO TO COMPASS BANCSHARES, INC. LOCAL DIRECTORS COMPENSATION AND BUSINESS DEVELOPMENT PLAN

AMENDMENT NUMBER TWO
TO THE COMPASS BANCSHARES, INC. LOCAL DIRECTORS
COMPENSATION AND BUSINESS DEVELOPMENT PLAN

The Compass Bancshares, Inc. Local Directors Compensation and Business Development Plan, effective as of October 22, 2007, as amended by that certain Amendment Number One to the Compass Bancshares, Inc. Local Directors Compensation and Business Development Plan dated November 23, 2009 (the “Plan”), is hereby further amended as follows:

(1)  The Plan shall be re-named “BBVA Compass Bancshares, Inc. Local Directors Compensation and Business Development Plan”.

(2) The second sentence of Section 4 is removed in its entirety, and in lieu thereof, the following sentence is substituted in its place:

“The number of BBVA ADSs that may be acquired by Participants pursuant to the Plan shall not exceed an aggregate of 835,093, subject to the adjustments provided for in section 11.”

(3) All other provisions of the Plan shall remain in full force and effect.